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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------

                  This Employment Agreement ("Agreement") is entered into as of May 1, 2002 by and between SCPIE Management Company, a California corporation ("Employer"), and Timothy C. Rivers (the "Executive"), and, solely for the purposes of Section 3.6, SCPIE Holdings Inc., a Delaware corporation ("SCPIE Holdings").

                                    RECITALS
                                    --------

                  WHEREAS, Employer has employed Executive as the Senior Vice President in charge of the Assumed Reinsurance Division of the insurance company subsidiaries of SCPIE Holdings (such companies collectively referred to as the "SCPIE Companies") pursuant to the terms of an Agreement Regarding Employment Relationship effective as of August 1, 1999 between Employer and Executive (the "1999 Agreement"); and

                  WHEREAS, Employer desires to be assured of the continued employment of Executive in such capacity for the term of this Agreement, on the terms and conditions set forth below; and

                  WHEREAS, Executive desires and is willing to continue his employment with Employer for the term of this Agreement, on such terms and conditions set forth below; and

                  WHEREAS, Employer and Executive desire to enter into this Agreement to supercede in its entirety the 1999 Agreement.

                  NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained in this document, Employer and Executive agree as follows:

                                    ARTICLE I

                              EMPLOYMENT AND DUTIES
                              ---------------------

                  1.1 Position and Duties. Executive shall serve as a Senior
                      -------------------
Vice President of Employer and the senior executive officer of the Assumed Reinsurance Division of the SCPIE Companies. Executive shall report directly to the President and Chief Executive Officer of Employer, and shall discharge such duties as are assigned to him from time as the senior executive officer of such Assumed Reinsurance Division in a diligent and professional manner, on a full-time basis and to devote his best efforts and his entire attention and energy to such duties. During the Employment Term (as defined below), Employer shall not reduce Executive's duties, position or responsibilities in a manner inconsistent with Executive's status as Senior Vice President of Employer and the senior executive officer of the Assumed Reinsurance Division without Executive's express prior written consent.

                  1.2 Location. The place of employment of Executive shall be
                      --------
at Employer's offices located in Summit, New Jersey. During the Employment Term, Employer shall not

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relocate Executive's assigned place of employment to a location which is more than 25 miles removed from the current Summit office.

                  1.3 Outside Business Activities Precluded. During his
                      -------------------------------------
employment, Executive shall devote his full business time, energy and ability to the performance of this Agreement. Executive shall not, without the prior written consent of Employer, perform other business services of any kind or engage in any other business activity, with or without compensation. In addition, Executive shall not, during the term of this Agreement, without the prior written consent of Employer, engage or prepare to engage in any business activity adverse to Employer's interests.

                                   ARTICLE II

                                  COMPENSATION
                                  ------------

                  2.1 Salary. For Executive's services hereunder, Employer shall
                      ------
pay as base salary to Executive the amount of five hundred thousand dollars ($500,000) per year during each of the calendar years of the Employment Term ("Base Salary"), prorated for any year in which this Agreement is in effect for only a portion of the calendar year. Said Base Salary shall be payable in equal installments in conformity with Employer's normal payroll period.

                  2.2 Bonus. The Board of Directors of Employer may, in its
                      -----
discretion, from time to time award bonuses or other compensation to Executive; provided, however, that during the time that Employer is a wholly-owned subsidiary of SCPIE Holdings, Employer shall not provide any bonuses or additional compensation under this Section 2.2 unless such bonus or increase has been specifically approved in writing by SCPIE Holdings.

                  2.3 Other Benefits. During the Employment Term, Executive
                      --------------
shall be entitled to participate in and receive all other benefits of employment available to Employer's other senior executive management personnel, including, but not limited to, inclusion in Employer's retirement plans, medical plans (including family coverage), life insurance and disability plans, vacation and sick leave policies and other similar benefit plans, subject to, on a basis consistent with and to the extent permitted by the terms, conditions and overall administration of such plans. Employer may, in its sole discretion, grant such additional benefits to Executive from time to time as Employer deems proper and desirable.

                  2.4 Expenses. Executive shall be entitled to receive prompt
                      --------
reimbursement for all travel and reasonable business-related expenses incurred by him during the Employment Term, including reimbursement for Executive's travel-related expenses incurred in connection with domestic and foreign travel in the course of discharging his duties to Employer, such reimbursements to be made in accordance with the policies and procedures from time to time adopted by Employer, provided that Executive properly accounts for such business expenses in accordance with Employer's policies.

                  2.5 Deductions and Withholdings. All amounts payable or which
                      ---------------------------
become payable under any provision of this Agreement shall be subject to any deductions authorized by Executive and any deductions, taxes and withholdings required by law.

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                                   ARTICLE III

                               TERM OF EMPLOYMENT
                               ------------------

                  3.1 Term. The term of this Agreement shall commence on May 1,
                      ----
2002 and, unless terminated earlier in accordance with this Agreement, shall continue until April 30, 2005 (the "Employment Term"). The parties agree that not less than six months prior to the expiration of the Employment Term, they shall meet to discuss the possible extension of this Agreement.

                  3.2 Termination for Cause. Executive's employment may be
                      ---------------------
terminated for Cause by the Board of Directors of Employer. Termination for "Cause" shall mean (a) Executive's conviction of a felony involving moral turpitude or (b) Executive's intentional or repeated failure to perform his duties or obligations under this Agreement in any material respect, or his intentional or repeated misconduct in the performance of such duties, in each case after notice to Executive from the President of Employer which notice specifies the nature of the failure or misconduct and refers specifically to this Section 3.2 and a reasonable opportunity for Executive to correct such failure or misconduct.

                  3.3 Termination Due to Death. Executive's employment
                      ------------------------
hereunder shall terminate immediately upon his death.


                  3.4 Termination Due to Disability. If, at the end of any
                      -----------------------------
month, Executive then is and has been, either for the four consecutive full calendar months then ending or on sixty percent or more of his normal working days during the six consecutive full calendar months then ending, unable due to mental or physical illness or injury to perform his duties under this Agreement in his normal and regular manner, then Employer may terminate Executive's employment hereunder upon written notice to Executive.

                  3.5 Termination of Compensation and Benefits After Termination
                      ----------------------------------------------------------
of Employment. Upon termination of employment under this Agreement under Section
-------------
3.2 (Termination for Cause), all salary and benefits of Executive hereunder shall cease immediately; provided that Executive shall be entitled to receive his accrued but unpaid prorated Base Salary up to and including the date of such termination including earned but unused vacation. Upon termination of employment under Section 3.3 (Termination Due to Death), all earned but unused vacation shall be paid to the estate of Executive promptly and all Base Salary and, to the extent permitted by the applicable plan documents, benefits of Executive hereunder shall continue to be paid and provided until the last day of the third full month following death. Upon termination of employment under this Agreement under Section 3.4 (Termination Due to Disability) Executive shall be entitled to receive (i) his accrued but unpaid prorated Base Salary up to and including the date of such termination including earned but unused vacation, plus (ii) additional compensation equal to the amount payable to Executive hereunder for six months, plus (iii) to the extent permitted by the applicable plan documents, all benefits for such six month period. All Base Salary (if any) payable under this Section 3.5 shall be payable in equal installments in conformity with Employer's normal payroll period.

                  3.6 Change in Control. In consideration of the compensation
                      -----------------
and other benefits provided by Employer under this Agreement, Executive, Employer and SCPIE Holdings agree that

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that certain letter agreement, dated as of December 14, 2000, between SCPIE
Holdings and Executive, including any rights to receive payments thereunder, for any Change in Control, as defined therein, occurring on or before April 30, 2003, and all other obligations of the parties thereunder, is hereby terminated effective as of the date hereof and shall have no further force or effect.

                                   ARTICLE IV

                            CONFIDENTIAL INFORMATION
                            ------------------------

                  4.1 Confidential Information. Executive acknowledges and
                      ------------------------
agrees that the information, observations and data obtained by Executive (whether in written form or orally) concerning the business or affairs of Employer or any of its subsidiaries and affiliates, including, without limitation, trade "know-how" secrets, customer lists, pricing policies, operational methods, technical processes, formulae, inventions and research projects, financial information, organizational and personnel matters, policies, procedures and other non-public matters (and those of third parties) in the course of Executive's employment with Employer prior to or after the date of this Agreement ("Confidential Information") are the property of Employer or such subsidiaries and affiliates. In consideration of, and as a condition to continued access to, Confidential Information, and without prejudice to or limitation on any other confidentiality obligations imposed by agreement or by law, Executive hereby undertakes to use and protect all Confidential Information in accordance with any restrictions placed on its use or disclosure. Without limiting the foregoing, except as authorized by Employer or as required by law, Executive may not disclose or allow disclosure of any Confidential Information, or of any information derived therefrom, in whatever form, to any person unless such person is a director, officer, employee, attorney or agent of Employer and, in Executive's reasonable good faith judgment, has a need to know the Confidential Information or information derived therefrom in furtherance of the business of Employer. As used herein, Confidential Information shall not include information which is generally known to the public or which is made available to Executive by a source outside Employer which source is not bound by any obligation of confidentiality to Employer.

                                    ARTICLE V

                               GENERAL PROVISIONS
                               ------------------

                  5.1 Entire Agreement. This Agreement contains the entire
                      ----------------
understanding and sole and entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements, negotiations and discussions between the parties hereto with respect to the subject matter covered hereby. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but rather only by an agreement in writing signed by Executive and a member of the Board of Directors of Employer which specifically states the intent of the parties to amend this Agreement. In the event there is a conflict between this Agreement and any other agreement the terms of this Agreement shall govern.

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                  5.2 Successors and Assignment. Neither this Agreement nor the
                      -------------------------
rights or obligations hereunder shall be assignable by Executive. Employer may assign this Agreement only to any entity which succeeds to the entire business of Employer, and upon such assignment any such successor shall be deemed substituted for Employer upon the terms and subject to the conditions hereof.

                  5.3 Dispute Resolution. Any controversy or claim arising out
                      ------------------
of or relating to this Agreement, or the breach thereof, that cannot be resolved between the parties in a timely manner shall be resolved through final and binding arbitration before a single neutral arbitrator in Los Angeles, California in accordance with the then-existing National Rules for Resolution of Employment Disputes (the "Rules") of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction thereof; provided, however, that the law applicable to any controversy shall be the law of the State of California, regardless of its or any other jurisdiction's choice of law principles. Notwithstanding the above, nothing herein shall require Employer to arbitrate any claim involving alleged breaches by Executive of his duties to maintain the confidentiality of Employer's or any of Employer's affiliates' confidential or proprietary information, including trade secrets. Such claims may be the subject of a court action seeking legal or equitable relief. In addition, nothing herein shall preclude Executive from seeking court action to obtain interim remedies against Employer for Employer's breach of its obligations to Executive.

                  5.4 No Waiver. No waiver of any term, provision or condition
                      ---------
of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or be construed as a further or continuing waiver of any such term, provision or condition, or as a waiver of any other term, provision or condition of this Agreement.

                  5.5 Governing Law; Rules of Construction. This Agreement has
                      ------------------------------------
been negotiated and executed in, and shall be governed by and construed in accordance with the laws of, the State of California. Captions of the several Articles and Sections of this Agreement are for convenience of reference only, and shall not be considered or referred to in resolving questions of interpretation with respect to this Agreement.

                  5.6 Notices. Any notice, request, demand or other
                      -------
communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, when received by the other party, or when sent by overnight delivery via FedEx or comparable service and addressed to Employer or Executive at his or its last-known address. Each party may change its address by written notice in accordance with this Section or via facsimile or e-mail.

                  Address for Employer:

                           SCPIE Management Company
                           1888 Century Park East
                           Suite 800
                           Los Angeles, California  90067
                           Attn:  Chief Executive Officer

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                  Address for Executive:

                           Timothy C. Rivers
                           329 Mountain Avenue
                           Westfield, New Jersey 07090

                  5.7 Severability. The provisions of this Agreement are
                      ------------
severable. If any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions or enforceable parts hereof shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

                  5.8 Multiple Counterparts. This Agreement may be executed in
                      ---------------------
one or more counterparts, including facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  5.9 Amendment of 1999 Agreement. The 1999 Agreement between
                      ---------------------------
Executive and Employer is hereby amended and restated in its entirety by this Employment Agreement.

                            [Signature Page Follows]


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                  IN WITNESS  WHEREOF,  this Agreement has been executed and delivered by the parties hereto as of the date first above written.

                                   SCPIE MANAGEMENT COMPANY


                                   By:      /s/ DONALD J. ZUK
                                        ----------------------------------------
                                   Name: Donald J. Zuk

                                   Its:  President and Chief Executive Officer

                                   EXECUTIVE

                                     /s/ TIMOTHY C. RIVERS
                                   ---------------------------------------------
                                   Timothy C. Rivers

                  IN WITNESS WHEREOF, SCPIE Holdings Inc. has executed this Employment Agreement to become a party hereto solely for the purposes of Section 3.6.


                                   SCPIE HOLDINGS INC.


                                   By:      /s/ DONALD J. ZUK
                                        ----------------------------------------
                                   Name: Donald J. Zuk

                                   Its:  President and Chief Executive Officer

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                                   GUARANTY

         1. FOR VALUE RECEIVED and in consideration for, and as an inducement to Timothy C. Rivers (the "Executive") concurrently entering into an Employment Agreement dated as of May 1, 2002, with SCPIE Management Company, SCPIE Holdings Inc. ("SCPIE Holdings") absolutely, irrevocably and unconditionally guarantees to Executive, and his successors and assigns, the full and timely payment by SCPIE Management Company to Executive of the compensation required to be paid and benefits required to be provided by SCPIE Management Company to Executive under Article II or Article III of said Agreement on the terms and conditions set forth in said Agreement.

         2. This Guaranty is a guaranty of payment, not collection, and Executive shall not be required to first pursue his remedies against SCPIE Management Company but may instead proceed to enforce all of his rights and remedies directly against SCPIE Holdings or against SCPIE Management Company and SCPIE Holdings at the same time. This Guaranty cannot otherwise be terminated or modified without the written consent of Executive. Guarantor hereby waives notice of acceptance of this Guaranty, as well as all demands, presentments, notices of protest and notices of every kind and nature.

3. If any dispute arises pertaining to this Guaranty, such dispute will be submitted to binding arbitration in accordance with the Rules of the American Arbitration Association before a single neutral arbitrator, such arbitration to take place in New York, New York and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction.

         Executed in Los Angeles, California, as of May 1, 2002.

                                   SCPIE HOLDINGS INC.


                                   By:      /s/ DONALD J. ZUK
                                       -----------------------------------------
                                   Name: Donald J. Zuk
                                   Its: President and Chief Executive Officer